As filed with the Securities and Exchange Commission on November 3, 2006
Registration Statement No. 333-130761

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

Post-Effective Amendment No. 1 to
FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

OILSANDS QUEST INC.
(Name of small business issuer in its charter)
CANWEST PETROLEUM CORPORATION
(Former Name of small business issuer)

COLORADO	1311	98-0461154
State or other Jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Identification No.)
CHRISTOPHER H. HOPKINS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
OILSANDS QUEST INC.
205, 707-7th Avenue SW
CALGARY, ALBERTA T2P3H6
CANADA
(403) 263-1623
(Address and telephone number of principal executive
offices and principal place of business)
THERESA M. MEHRINGER, ESQ.
BURNS, FIGA & WILL, P.C.
6400 S. FIDDLERS GREEN CIRCLE, SUITE 1000
GREENWOOD VILLAGE, COLORADO 80111
303-796-2626
303-796-2777(FAX)
(Name, address and telephone number of agent for service)
Copies to:
THERESA M. MEHRINGER, ESQ.
BURNS, FIGA & WILL, P.C.
6400 S. FIDDLERS GREEN CIRCLE, SUITE 1000
GREENWOOD VILLAGE, COLORADO 80111
303-796-2626
303-796-2777(FAX)
APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.
If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     This Post-Effective Amendment No. 1 to Registration Statement on Form SB-2, File No. 333-130761, is being filed pursuant to undertaking 512(a)(3) required in Item 28 in order to remove from registration as of the effectiveness of this post-effective amendment:
     616,633 shares of common stock that were issuable pursuant to the exercise of warrants to purchase common stock (consisting of 325,137 shares underlying warrants issued in August 2005 and 291,496 shares underlying amended warrants issued in August 2005). The information in the registration statement is no longer current pursuant to Section 10(a)(3) of the Securities Act of 1933.
     All of the shares of common stock remaining in this registration statement have been sold by the holders.
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SIGNATURES
In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing of this Form SB-2 and authorize this post effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in Calgary, Alberta, Canada, on October 30, 2006.

CANWEST PETROLEUM CORPORATION
By:	/s/ Christopher H. Hopkins
Christopher H. Hopkins, President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Karim Hirji
Karim Hirji, Chief Financial Officer
(Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE		TITLE	DATE

By:	/s/ T. Murray Wilson	Director	October 30, 2006

T. Murray Wilson

By:	/s/ Thomas Milne	Director	October 30, 2006

Thomas Milne

By:	/s/ Ronald Phillips	Director	October 30, 2006

Ronald Phillips

By:	/s/ Gordon Tallman	Director	October 30, 2006

Gordon Tallman

By:	/s/ William Scott Thompson	Director	October 30, 2006

William Scott Thompson